Indenture of Trust

between
City of Forsyth, Rosebud County, Montana

and
U.S. Bank Trust Company, National Association,
as Trustee

___________________________
Dated as of June 1, 2023
___________________________

Authorizing
$144,660,000
Pollution Control Revenue Refunding Bonds
(NorthWestern Corporation Colstrip Project)
Series 2023

Table of Contents1
Section    Heading    Page
    This table of contents is not a part of the Indenture, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Indenture.
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Exhibit A — Form of Bond
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Indenture of Trust
This Indenture of Trust, dated as of June 1, 2023, between the City of Forsyth, Rosebud County, Montana, a municipal corporation and political subdivision organized and existing under the Constitution and laws of the State of Montana (the “Issuer”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).
Witnesseth:
Whereas, the Issuer is authorized by the provisions of the Act (as hereinafter defined) to issue one or more series of its revenue bonds and to loan the proceeds to others for the purpose of defraying the cost of acquiring or improving projects consisting of land, any building or other improvement, and any other real and personal properties deemed necessary in connection therewith, whether or not now in existence, whether located within or without the boundaries of the Issuer, which shall be suitable for, among other things, Electric Energy Generation Facilities (as defined in the Act), including appurtenant land and improvements and personal property that are normally operated together to produce electric power (which includes air and water pollution control facilities and sewage and solid waste disposal facilities);
Whereas, the Issuer is authorized by the provisions of the Act to issue one or more series of its revenue refunding bonds to refund all or a portion of revenue bonds issued under the provisions of the Act;
Whereas, the Act provides that payment of principal of and interest on revenue bonds issued thereunder shall be secured by a pledge of the revenues out of which such revenue bonds shall be payable and may be secured by a pledge of an agreement relating to a project and such other security device as may be deemed most advantageous by the Issuer;
Whereas, the Issuer has heretofore issued and sold $144,660,000 of Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project), Series 2016 (the “Prior Bonds”), all of which will be outstanding on the date of the authentication and delivery of the Bonds (as hereinafter defined), for the purpose of refinancing the cost to The Montana Power Company (the predecessor in interest of the Company, as hereinafter defined) of acquiring and improving the Facilities (as hereinafter defined);
Whereas, the Issuer, by resolution adopted pursuant to and in accordance with the Act, has authorized and undertaken to issue its revenue bonds for the purpose of providing for the payment of a portion of the Prior Bonds upon their redemption;
Whereas, the Issuer and the Company have entered into the Loan Agreement (as hereinafter defined); and

        Indenture of Trust

Whereas, the execution and delivery of the Bonds and of this Indenture have been duly authorized and all things necessary to make the Bonds, when executed by the Issuer and authenticated by the Trustee, valid and binding legal obligations of the Issuer and to make this Indenture a valid and binding agreement have been done;
Now, Therefore, for and in consideration of these premises and the mutual covenants herein contained, of the acceptance by the Trustee of the trusts hereby created, of the purchase and acceptance of the Bonds by the Owners (as hereinafter defined) thereof and of the sum of one dollar lawful money of the United States of America to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, in order to secure the payment of principal of and premium, if any, and interest on, the Bonds at any time Outstanding (as hereinafter defined) under this Indenture according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions expressed or implied herein and contained in the Bonds, the Issuer does hereby grant, bargain, sell, convey, mortgage, pledge and assign to, and create and grant a security interest in favor of the Trustee, its successors in trust and their assigns forever, in the Trust Estate (as hereinafter defined);
To Have and to Hold all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee, its successors in trust and their assigns forever;
In Trust Nevertheless, upon the terms and trusts herein set forth for the equal and proportionate benefit and security of all Owners of the Bonds issued under and secured by this Indenture without preference, priority or distinction as to the lien of any Bonds over any other Bonds, except insofar as any terms or conditions of redemption and defeasance, established under this Indenture may afford additional benefit or security for the Bonds;
Provided, However, that if, after the right, title and interest of the Trustee in and to the Trust Estate shall have ceased, terminated and become void in accordance with Article VII hereof, the principal of, and premium, if any, and interest on, the Bonds shall have been paid to the Owners thereof, or shall have been paid to the Company pursuant to Section 4.06 hereof, then and in that case these presents and the estate and rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall cancel and discharge this Indenture and execute and deliver to the Issuer and the Company such instruments in writing as shall be requisite to evidence the discharge hereof; otherwise this Indenture to be and remain in full force and effect.
This Indenture of Trust Further Witnesseth, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and the Trust Estate and the other estate and rights hereby granted are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective Owners, from time to time, of the Bonds, as follows:
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Article I

Definitions
    Section 1.01.    Definitions. The terms defined in this Article I shall, for all purposes of this Indenture and the Loan Agreement, have the meanings specified herein, unless the context clearly requires otherwise.
“Act” shall mean Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as from time to time amended.
“Authorized Company Representative” shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its Chairman of the Board, President, any Vice President, its Treasurer or any Assistant Treasurer.
“Authorized Denomination” shall mean $5,000 or any integral multiple thereof.
“Bond Counsel” shall mean any firm of nationally recognized bond counsel familiar with the type of transactions contemplated under this Indenture selected by the Company and acceptable to the Trustee.
“Bond Delivery Agreement” shall mean the Bond Delivery Agreement dated as of June 1, 2023, between the Company and the Trustee, and any and all modifications, alterations, amendments and supplements thereto.
“Bond Fund” shall mean the fund created by Section 4.01 hereof.
“Bonds” shall mean the series of bonds created under Section 2.01 hereof.
“Business Day” shall mean any day other than (a) a Saturday, Sunday or legal holiday in the State of Montana, (b) a day on which commercial banks in New York, New York, or any other city or cities in which the Principal Office of the Trustee are authorized or required by law to close, (c) a day on which the New York Stock Exchange is closed, or (d) a day on which interbank wire transfers cannot be made on the Fedwire system.
“1954 Code” shall mean the Internal Revenue Code of 1954, as amended.
“Code” shall mean the Internal Revenue Code of 1986, as amended. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or adopted thereunder, as the same may be in effect from time to time, to the extent the same are applicable to the Bonds or the use of proceeds thereof, unless the context clearly requires otherwise.
“Company” shall mean NorthWestern Corporation, a corporation organized and existing under the laws of the State of Delaware, its permitted successors and their permitted assigns.
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“Determination of Taxability” shall mean:
    (a)    a final determination by any court of competent jurisdiction or a final determination by the Internal Revenue Service to which the Company shall consent or from which no timely appeal shall be taken to the effect that interest on the Bonds is not excludible from gross income of the Owners thereof for federal income tax purposes;
    (b)    ninety (90) days after receipt by the Issuer, the Trustee or the Company of written notice that the Internal Revenue Service has issued a “notice of deficiency” or similar notice to any present or former Owner of a Bond assessing a tax in respect of any interest on the Bonds as a result of such interest not being excludible from gross income for federal income tax purposes, provided that such notice has not been withdrawn by the Internal Revenue Service and from which such Owner (or the Company or the Trustee on behalf of the Owner, if allowable) has not filed a timely petition in the United States Tax Court contesting the same; or
    (c)    the delivery to the Company, the Trustee and the Issuer of an opinion of Bond Counsel to the effect that (i) interest on the Bonds is not excludible from the gross income of an Owner thereof for federal income tax purposes, (ii) redemption of some or all of the Bonds is required under the terms of a settlement or closing agreement with the Internal Revenue Service of an audit of the Bonds or under the terms of a closing agreement with the Internal Revenue Service pursuant to the Voluntary Closing Agreement Program, or any successor to such program, or (iii) redemption of some or all of the Bonds is required in order to effect a remedial action, as described in Treas. Reg. §1.142-2 or other applicable Treasury regulation, necessary to protect the tax-exemption of the Bonds.
Notwithstanding the foregoing, in no event shall the imposition of an alternative minimum tax or preference tax or branch profits tax on any Owner of the Bonds, the calculation of which included the interest on the Bonds, be considered a Determination of Taxability.
“DTC” shall mean The Depository Trust Company, New York, New York, and its successors and assigns.
“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
“Facilities” shall mean the real and personal properties, facilities, machinery and equipment currently existing at the Project, which are described in Exhibit A to the Loan Agreement, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom.
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“First Mortgage Bonds” shall mean the series of bonds issued and delivered under the Mortgage and the Supplemental Indenture, and held by the Trustee pursuant to the Bond Delivery Agreement.
“Government Obligations” shall mean direct obligations of (including obligations issued or held in book-entry form on the books of) the Department of the Treasury of the United States of America.
“Indenture” shall mean this Indenture of Trust and any and all modifications, alterations, amendments and supplements hereto.
“Inter-Company Agreements” shall mean (a) the Common Facilities Agreement, dated as of May 6, 1981, among The Montana Power Company, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company and Pacific Power & Light Company, as from time-to-time amended and supplemented, (b) the Ownership and Operating Agreement, dated as of May 6, 1981, among The Montana Power Company and First Trust Company of Montana, Puget Sound Power & Light Company, Puget Colstrip Construction Company, The Washington Water Power Company, Portland General Electric Company and Pacific Power & Light Company, as from time-to-time amended and supplemented, (c) the Asset Purchase Agreement, dated as of October 31, 1998, by and between PPL Global, Inc. and The Montana Power Company, as from time to time amended and supplemented, and (d) any and all other agreements to which the Company is a party or under which the Company has rights, whether in effect as of or subsequent to the date hereof, relating to the ownership, construction and operation of the Project.
“Interest Payment Date” shall mean each January 1 and July 1, commencing January 1, 2024.
“Investment Securities” shall mean, subject to the provisions of Article V hereof, any of the following obligations or securities on which neither the Company nor any of its subsidiaries is the obligor:
    (a)    bonds or other obligations of the United States of America;
    (b)    bonds or other obligations, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America;
    (c)    obligations issued or guaranteed as to principal and interest by any agency or person controlled or supervised by and acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America;
    (d)    securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (a), (b) or (c) above;
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    (e)    commercial or financial company paper which is rated at least P-1 or A-1 (or an equivalent) by a nationally recognized statistical rating organization (including investments in pools of such commercial or finance company paper owned by the Trustee);
    (f)    obligations issued or guaranteed by any state of the United States of America, or any political subdivision of any such state, which are rated at least A (or an equivalent) by a nationally recognized statistical rating organization, or funds comprised of such obligations (and/or non-rated obligations considered to be the equivalent thereof by the management of any such fund);
    (g)    certificates of deposit issued by commercial banks having a reported capital and surplus of at least $500,000,000;
    (h)    shares of a money market mutual fund or other collective investment fund registered under the federal Investment Company Act of 1940, whose shares are registered under the federal Securities Act of 1933, having assets of at least $100,000,000, and having a rating of AAAm or AAAm-G by a nationally recognized statistical rating organization, including money market mutual funds from which the Trustee or its affiliates derive a fee for investment advisory or other services to the fund; or
    (i)    any other investment not prohibited by applicable law (as evidenced by an opinion of counsel furnished to the Trustee).
“Issue Date” shall mean the date of initial authentication and delivery of the Bonds.
“Issuer” shall mean the City of Forsyth, Rosebud County, Montana, a municipal corporation and political subdivision organized and existing under the Constitution and laws of the State of Montana, its successors and their assigns.
“Letter of Representation” shall mean the Blanket Issuer Letter of Representations to DTC from the Issuer, dated as of June 12, 2023.
“Loan Agreement” shall mean the Loan Agreement, dated as of June 1, 2023, between the Issuer and the Company and any and all modifications, alterations, amendments and supplements thereto.
“Mortgage” shall mean the Mortgage and Deed of Trust, dated as of October 1, 1945, from the Company to the Mortgage Trustee, as heretofore and hereafter supplemented and amended.
“Mortgage Trustee” shall mean, collectively The Bank of New York Mellon and Mary Miselis, as trustees under the Mortgage, their successors in trust and their assigns.
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“Original Bonds” shall mean, collectively, the (a) $25,000,000 original aggregate principal amount of Adjustable Rate Pollution Control Revenue Bonds (The Montana Power Company Colstrip Project), Series 1984, issued by the Issuer, (b) $39,660,000 original aggregate principal amount of Collateralized Variable Rate Pollution Control Revenue Bonds (The Montana Power Company Colstrip Project), Series 1984B, issued by the Issuer and (c) $80,000,000 original aggregate principal amount of Collateralized Pollution Control Revenue Bonds (The Montana Power Company Colstrip Project), Series 1984A issued by the Issuer.
“Outstanding,” when used in reference to the Bonds, shall mean, as of any particular date and subject to Section 12.06 hereof, the aggregate of all Bonds authenticated and delivered under the Indenture except:
    (a)    those canceled at or prior to such date or delivered to or held by the Trustee at or prior to such date for cancellation;
    (b)    those deemed to be paid in accordance with Article VII hereof; and
    (c)    those in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee and the Company is presented that such Bond is held by a bona fide holder in due course.
“Owner” shall mean the Person in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.07 hereof.
“Participants” shall mean those broker-dealers, banks and other financial institutions from time to time for which DTC holds Bonds as Securities Depository.
“Paying Agent” shall mean the Paying Agent appointed in accordance with Section 9.20 hereof.
“Principal Office” of the Paying Agent shall mean the office thereof designated to the Issuer, the Company and the Trustee unless the Paying Agent is the Trustee in which case the “Principal Office” of the Paying Agent shall mean the “Principal Office” of the Trustee relating to payments on the Bonds or, if the location of the “Principal Office” of the Trustee is different from that of the Paying Agent, at the “Principal Office” of the Paying Agent designated in writing to the Issuer and the Company.
“Person” shall mean one or more individuals, estates, joint ventures, joint-stock companies, partnerships, associations, corporations, trusts or unincorporated organizations, and one or more governments or agencies or political subdivisions thereof.
“Prior Bonds” shall mean the bonds of the Issuer described in the fourth Recital hereof.
“Project” shall mean Units Nos. 3 and 4 of the Colstrip Generating Station and any additions or improvements thereto or replacements thereof.
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“Receipts and Revenues of the Issuer from the Loan Agreement” shall mean all moneys paid or payable by the Company to the Trustee, for the account of the Issuer, in respect of the principal of, and premium, if any, and interest on, the Bonds, pursuant to Sections 4.04 and 9.01 of the Loan Agreement and the First Mortgage Bonds, and all receipts of the Trustee which, under the provisions of the Indenture, reduce the amount of such payments.
“Record Date” shall mean the day, whether or not a Business Day, which is the fifteenth date of the month prior to an Interest Payment Date.
“Registrar” shall mean the registrar appointed in accordance with Section 9.22 hereof. “Principal Office” of the Registrar shall mean the office thereof designated to the Issuer, the Company and the Trustee unless the Registrar is the Trustee in which case the “Principal Office” of the Registrar shall mean the “Principal Office” of the Trustee relating to the exchange, transfer or surrender of the Bonds or, if the location of the “Principal Office” of the Trustee is different from that of the Registrar, at the “Principal Office” of the Registrar designated in writing to the Issuer and the Company.
“Resolution” shall mean the resolution duly adopted and approved by the Mayor and the City Council of the Issuer on June 12, 2023, authorizing the issuance and sale of the Bonds and the execution of this Indenture and the Loan Agreement.
“Securities Depository” shall mean DTC, or, in accordance with then-current guidelines of the Securities and Exchange Commission, such other securities depository, or no such depository, as the Company may designate in a certificate delivered to the Trustee.
“Series 1993 Bonds” means, collectively, the (a) $90,205,000 original aggregate principal amount of Pollution Control Revenue Refunding Bonds (The Montana Power Company Colstrip Project), Series 1993A, issued by the Issuer and (b) $80,000,000 original aggregate principal amount of Pollution Control Revenue Refunding Bonds (The Montana Power Company Colstrip Project), Series 1993B, issued by the Issuer.
“Series 2006 Bonds” means the $170,205,000 original aggregate principal amount of Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project), Series 2006, issued by the Issuer.
“Supplemental Indenture” shall mean the Forty-Fourth Supplemental Indenture, dated as of June 1, 2023, supplementing the Mortgage and providing for the issuance of the First Mortgage Bonds.
“Tax Certificate” shall mean the Tax Exemption Certificate and Agreement, dated as of the date of delivery of the Bonds, among the Issuer, the Company and the Trustee.
“Trust Estate” shall mean at any particular time (i) all right, title and interest of the Issuer in and to the Loan Agreement (except its rights under Sections 5.03, 5.04, 5.05, 6.03, 6.04, 8.05, and 8.07 thereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including without limitation its right to the
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Receipts and Revenues of the Issuer from the Loan Agreement, (ii) the First Mortgage Bonds issued and delivered by the Company to the Trustee pursuant to the Bond Delivery Agreement, (iii) all moneys and obligations which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee in trust under any of the provisions of this Indenture and (iv) all other rights, titles and interests which at such time are subject to the lien of this Indenture, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VII hereof and funds held pursuant to Section 4.06 hereof.
“Trustee” shall mean U.S. Bank Trust Company, National Association, a national banking association, as Trustee under this Indenture, and its successors in trust hereunder. “Principal Office” of the Trustee shall mean the designated corporate trust office of the Trustee, which office at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture is located at U.S. Bank Global Corporate Trust, Attn: Bondholder Services, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402; provided that with respect to payments on the Bonds and any exchange, transfer, or surrender of the Bonds “Principal Office” shall mean c/o U.S. Bank Global Corporate Trust, Attn: Bondholder Services, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402or such other location designated in writing by the Trustee.
Article II

The Bonds
    Section 2.01.    Authority for and Issuance of Bonds. (a) There are hereby authorized and created under this Indenture a series of bonds entitled to the equal and ratable benefit, protection and security of this Indenture designated the “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2023.”
The Bonds shall be issued in the aggregate principal amount of $144,660,000, shall bear interest at the rate of three and seven eighths percent (3.875%) per annum and shall mature, subject to prior redemption, on July 1, 2028.
The Bonds shall be issuable as fully registered Bonds without coupons in the Authorized Denominations. The Bonds shall be numbered from 1 consecutively upwards.
    (b)    Interest on the Bonds shall be paid on each Interest Payment Date. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.
The Issue Date of the Bonds shall be the date of initial authentication and delivery thereof. Bonds authenticated prior to the first Interest Payment Date shall bear interest from the Issue Date. Bonds authenticated on or after the first Interest Payment Date shall bear interest from the Interest Payment Date next preceding the date of authentication thereof unless such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case the Bonds shall bear interest from such date of
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authentication; provided, however, that (i) Bonds authenticated on a date which is subsequent to a Record Date for the payment of interest and prior to the related Interest Payment Date shall bear interest from such Interest Payment Date, and (ii) if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for or upon the registration of transfer of Bonds shall bear interest from the date to which interest has been paid in full or duly provided for or, if no interest has ever been paid on the Bonds or duly provided for, from the Issue Date. Each Bond shall bear interest on overdue principal and, to the extent permitted by law, on overdue premium, if any, and interest at the rate borne by the Bonds.
    (c)    The Bonds and the certificate of authentication to be executed on all the Bonds by the Trustee are to be in substantially the forms thereof set forth in Exhibit A hereto with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds may bear such legends as shall be provided herein or as may be approved by the Company and acceptable to the Trustee. The Bonds shall be printed, engraved, typewritten or prepared in such other manner as the Issuer, with the approval of the Company, shall determine.
    (d)    Principal of and premium, if any, on the Bonds shall be payable to the Owners of such Bonds upon presentation and surrender of such Bonds at the Principal Office of the Paying Agent; provided, however, that, for so long as the Owner shall be a Securities Depository (or its nominee) for purposes of a book-entry system of payments and transfers, Bonds need not be so presented and surrendered prior to payment upon a partial redemption thereof, to the extent so provided in an instrument agreed to by such Securities Depository and the Company and accepted by the Trustee. Interest on the Bonds shall be paid by check drawn upon the Paying Agent and mailed to the Owners of such Bonds at the registered addresses of such Owners as they shall appear on the registration books maintained pursuant to Section 2.07 hereof on the close of business on the fifteenth (15th) day (whether or not a Business Day) next preceding each Interest Payment Date or at such other address as may be furnished in writing by such Owner to the Registrar at least 15 days prior to the Interest Payment Date; provided, however, that, for so long as the Owner shall be a Securities Depository (or its nominee) for purposes of a book-entry system of payments and transfers, interest on the Bonds shall be paid on each Interest Payment Date by wire transfer to the account designated by such Securities Depository with a commercial bank in the United States of America or by such other means and to such other recipient as shall be provided in an instrument agreed to by such Securities Depository and the Company and accepted by the Trustee; and provided, further, that Owners of $1,000,000 or more in aggregate principal amount of Bonds, upon at least 15 days’ prior written notice to the Paying Agent, may direct that all payments of interest be made to such Owners on each payment date by wire transfer to their accounts with commercial banks in the United States of America in accordance with instructions set forth in such notices. Each such notice shall be effective until otherwise modified or rescinded by written notice given to the Paying Agent at least 15 days prior to an Interest Payment Date. Payment as aforesaid shall be made in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.
    (e)    The Issuer and the Trustee may from time to time, at the direction of the Company, enter into and discontinue arrangements with any Securities Depository.
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    Section 2.02.    Execution of Bonds. The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of its Mayor and attested with the manual or facsimile signature of its City Clerk, and shall have impressed or imprinted thereon the corporate seal of the Issuer or a facsimile thereof. The Bonds shall be authenticated with the manual signature of the Trustee.
In case any officer of the Issuer whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the authentication of such Bonds, such signature or the facsimile thereof shall nevertheless be valid and sufficient for all purposes the same as if he had remained in office until authentication; and any Bond may be signed on behalf of the Issuer by such persons as are at the time of execution of such Bond proper officers of the Issuer, even though at the date of this Indenture such person was not such officer.
    Section 2.03.    Authentication of Bonds. Only such Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A duly executed by the Trustee shall be entitled to any right or benefit under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such executed certificate of the Trustee upon any such Bonds shall be conclusive evidence that such Bond has been authenticated and delivered under this Indenture. The Trustee’s certificate of authentication on any Bond shall be deemed to have been executed by it if signed by an authorized officer of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder.
    Section 2.04.    Bonds Not General Obligations. The Bonds, together with premium, if any, and interest thereon, shall be limited obligations of the Issuer giving rise to no pecuniary liability of the Issuer nor any charge against its general credit or taxing powers, shall be payable solely from the Receipts and Revenues of the Issuer from the Loan Agreement and the other moneys pledged therefor under this Indenture, and shall be a valid claim of the respective Owners thereof only against the Bond Fund, the Receipts and Revenues of the Issuer from the Loan Agreement and other moneys held by the Trustee as part of the Trust Estate.
No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement in this Indenture contained, against any past, present or future officer or employee of the Issuer or the Company, or any incorporator, officer, director or member of any successor corporation, as such, either directly or through the Issuer, the Company or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, employee, incorporator, director or member as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Indenture and the issuance of any of the Bonds.
    Section 2.05.    Prerequisites to Authentication of Bonds. The Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver the Bonds to the initial purchasers thereof as directed hereinafter in this Section 2.05.
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Prior to the delivery on original issuance by the Trustee of any authenticated Bonds, there shall be or have been delivered to the Trustee:
    (a)    a duly certified copy of the Resolution of the governing authority of the Issuer authorizing the issuance of the Bonds;
    (b)    an original duly executed counterpart or a duly certified copy of the Loan Agreement and this Indenture;
    (c)    (i) an original duly executed counterpart or a duly certified copy of the Supplemental Indenture and (ii) the series of First Mortgage Bonds to be issued as provided in Section 5.01 of the Loan Agreement;
    (d)    a request and authorization to the Trustee on behalf of the Issuer, signed by its Mayor or any other duly authorized signatory, to authenticate and deliver the Bonds in the aggregate principal amount authorized by this Indenture to the purchasers therein identified, upon delivery to the trustee for the Prior Bonds of the proceeds of the Bonds and all amounts necessary from the Company pursuant to Section 4.03(b) of the Loan Agreement and upon delivery to the Trustee of the amounts, if any, specified in such request and authorization to be deposited into the Bond Fund pursuant to Section 4.03(i) hereof;
    (e)    a written statement on behalf of the Company, executed by an Authorized Company Representative (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Indenture;
    (f)    an opinion of counsel as to the validity of (i) the Bond Delivery Agreement; (ii) the First Mortgage Bonds; (iii) the Mortgage; (iv) the Supplemental Indenture and (v) the lien of the Bond Delivery Agreement and the Mortgage;
    (g)    the opinion of counsel required by Section 6.06 of the Loan Agreement; and
    (h)    an opinion of Bond Counsel that the Bonds have been validly issued under this Indenture and all requirements of this Indenture precedent to the delivery of such Bonds have been satisfied.
    Section 2.06.    Lost or Destroyed Bonds or Bonds Canceled in Error. If any Bond shall be lost (whether by reason of theft or otherwise), destroyed (whether by mutilation, damage, in whole or in part, or otherwise) or canceled in error, the Issuer may execute and the Trustee may authenticate a new Bond of like denomination and bearing an identification number not contemporaneously outstanding; provided that, (a) in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Trustee and (b) in the case of any lost Bond or Bond destroyed in whole, there shall be first furnished to the Issuer, the Trustee and the Company evidence of such loss or destruction. In every case, the applicant for a substitute Bond shall furnish the Issuer, the Trustee and the Company such security or indemnity as may be
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required by any of them. In the event any lost or destroyed Bond or Bond canceled in error shall have matured or is about to mature, or has been called for redemption, instead of issuing a substitute Bond the Issuer may, in its discretion, pay the same (in the case of loss or destruction, without surrender thereof if there shall be first furnished to the Issuer, the Trustee and the Company evidence of such loss or destruction together, in every case, with security or indemnity as may be required by any of them). Upon the issuance of any substitute Bond, the Issuer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Trustee may charge the Owner of any such Bond with the Trustee’s reasonable fees and expenses in connection with its compliance with this Section.
Every substitute Bond issued pursuant to the provisions of this Section by virtue of the fact that any Bond is lost, destroyed or canceled in error shall constitute an additional contractual obligation of the Issuer, whether or not the Bond so lost, destroyed or canceled shall be at any time enforceable, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly canceled Bonds, notwithstanding any law or statute now existing or hereafter enacted.
    Section 2.07.    Registration, Registration of Transfer, and Exchange of Bonds. The Registrar shall maintain and keep, at its Principal Office, books for the registration and registration of transfer of Bonds, which, at all reasonable times, shall be open for inspection by the Issuer, the Company and the Trustee; and upon presentation for such purpose of any Bond entitled to registration or registration of transfer at the Principal Office of the Registrar, the Registrar shall register such Bond or the transfer thereof in such books, under such reasonable regulations as the Registrar may prescribe. The Registrar shall make all necessary provisions to permit the exchange or registration of transfer of Bonds at its Principal Office.
The transfer of any Bond shall be registered upon the registration books of the Registrar at the written request of the Owner thereof or his attorney duly authorized in writing, upon surrender thereof at the Principal Office of the Registrar, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Owner or his duly authorized attorney. Upon the registration of transfer of any such Bond or Bonds, the Issuer shall issue in the name of the transferee, in authorized denominations, a new Bond or Bonds, and of like tenor and the same aggregate principal amount as the surrendered Bond or Bonds.
The Issuer, the Trustee, the Registrar and the Paying Agent may deem and treat the Owner of any Bond as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal of, and premium, if any, and interest on, such Bond and for all other purposes, and neither the Issuer, the Trustee, the Registrar nor the Paying Agent shall be affected by any notice to the contrary. All such payments so made to any such Owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid.
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Bonds, upon surrender thereof at the Principal Office of the Registrar, may, at the option of the Owner thereof, be exchanged for an equal aggregate principal amount of Bonds of any authorized denomination and of like tenor.
In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture. For every such exchange or registration of transfer of Bonds, the Issuer, the Registrar or the Trustee may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer, which sum or sums shall be paid by the Person requesting such exchange or registration of transfer as a condition precedent to the exercise of the privilege of making such exchange or registration of transfer. The Registrar shall not be obligated (a) to make any such exchange or registration of transfer of Bonds during the fifteen (15) days next preceding an Interest Payment Date or the mailing of notice of any proposed redemption of such Bonds or (b) to make any exchange or registration of transfer of any Bonds called for redemption except the unredeemed portion of any Bond redeemed in part.
    Section 2.08.    Other Obligations. The Issuer expressly reserves the right to issue, to the extent permitted by law, obligations under another indenture or indentures to provide funds to refund all or any principal amount of the Bonds.
    Section 2.09.    Cancellation of Bonds. All Bonds which shall have been surrendered to the Paying Agent for payment or redemption, and all Bonds which shall have been surrendered to the Registrar for exchange or registration of transfer, shall be delivered to the Trustee for cancellation. All Bonds delivered to or acquired by the Trustee for cancellation shall be canceled and disposed of by the Trustee. The Trustee shall furnish to the Issuer, the Paying Agent, the Registrar and the Company counterparts of certificates evidencing such cancellation and disposition and specifying such Bonds by series designation and number.
    Section 2.10.    Payment of Principal and Interest. For the payment of interest on the Bonds, the Issuer shall cause to be deposited in the Bond Fund, on or prior to each Interest Payment Date for the Bonds, solely out of the Receipts and Revenues of the Issuer from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the interest to become due on such Interest Payment Date. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such Interest Payment Date for the payment of interest on the Bonds on such Interest Payment Date.
For the payment of the principal of the Bonds upon maturity or redemption, the Issuer shall cause to be deposited in the Bond Fund, on or prior to the maturity or redemption date of the Bonds, solely out of the Receipts and Revenues of the Issuer from the Loan Agreement and other moneys pledged therefor, an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Bonds. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the maturity
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or redemption date for the payment of the principal of the Bonds on such maturity or redemption date.
    Section 2.11.    Book-Entry System. (a) The Bonds shall be initially issued as a single Bond registered in the name of Cede & Co. (“Cede”), as nominee of DTC, in the registration books kept by the Registrar. Except as provided in subsection (c) below, all of the Bonds outstanding from time to time shall be registered in the registration books kept by the Registrar in the name of Cede, as nominee of DTC.
With respect to Bonds registered in the registration books kept by the Registrar in the name of Cede, as nominee of DTC, the Issuer, the Trustee, the Registrar and the Paying Agent shall have no responsibility or obligation to any Participant or to any Person on behalf of which a Participant holds an interest in the Bonds. Without limiting the immediately preceding sentence, the Issuer, the Trustee, the Registrar and the Paying Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede or any Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any Participant or any other Person, other than an Owner as shown in the registration books kept by the Registrar, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any Participant or any other Person, other than an Owner, as shown in the registration books kept by the Registrar, of any amount with respect to the principal of or premium, if any, or interest on the Bonds. The Issuer, the Trustee, the Registrar and the Paying Agent may treat and consider the Person in whose name each Bond is registered in the registration books kept by the Registrar as the holder and absolute owner of such Bond for the purpose of payment of principal, premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond and for all other purposes whatsoever. The Paying Agent shall pay all principal of and premium, if any, and interest on the Bonds only to the respective Owners, as shown in the registration books kept by the Registrar, as provided in Section 2.01 hereof, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of and premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. So long as the book-entry system described above shall be in effect, no Person other than an Owner, as shown in the registration books kept by the Registrar, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to the Indenture. Upon delivery by DTC to the Issuer or the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the provisions herein with respect to Record Dates, the word “Cede” in this Indenture shall refer to such new nominee of DTC; and upon receipt of such a notice the receiving party shall promptly deliver a copy of the same to the other such party, the Registrar and the Paying Agent.
    (b)    The Issuer’s execution and delivery of the Letter of Representations shall not in any way limit the provisions of this Section 2.11 or in any other way impose upon the Issuer any obligation whatsoever with respect to Persons having interests in the Bonds other than the Owners as shown on the registration books kept by the Registrar. The Trustee shall take all action necessary for all representations of the Issuer in the Letter of Representations with respect to the Trustee, the Paying Agent and the Registrar to be complied with at all times.
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    (c)    DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving reasonable notice to the Issuer or the Trustee and discharging its responsibilities with respect thereto under applicable law. The Issuer, with the consent of the Company, may terminate the services of DTC with respect to the Bonds. In accordance with Section 2.01(e) hereof, upon the discontinuance or termination of the services of DTC with respect to the Bonds, the Issuer and the Trustee, at the direction of the Company, may select and enter into arrangements with a substitute Securities Depository. Unless a substitute Securities Depository is appointed to undertake the functions of DTC hereunder, the Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of Cede, as nominee of DTC, but may be registered in whatever name or names Owners transferring or exchanging Bonds shall designate in accordance with the provisions of Section 2.07 hereof.
    (d)    Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede, as nominee of DTC, all payments with respect to principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Letter of Representations.
Article III

Redemption
    Section 3.01.    Redemption Provisions. The Bonds shall be subject to redemption prior to maturity as follows:
    (a)    The Bonds shall be subject to redemption by the Issuer, in whole or in part, at any time at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest to the redemption date on the ninetieth day (or such earlier date as may be designated by the Company) after a Determination of Taxability, but in no case more than ninety (90) days after such determination. Subject to the foregoing provisions of this Section 3.01(a), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds.  Any such partial redemption shall be in such amount as is necessary to accomplish such result.
    (b)    The Bonds shall be subject to mandatory redemption by the Issuer, at the principal amount thereof plus accrued interest to the redemption date, on the 90th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or warranty contained in the Loan Agreement or any similar agreement of the Company relating to the Prior Bonds or to any bonds of the Issuer which were refunded, directly or indirectly,
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by the Prior Bonds, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than as a result of any Owner of a Bond being a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b) of the 1954 Code. No determination by any court or administrative agency shall be considered final for the purposes of this subsection (b) unless the Company shall have been given timely notice of the proceeding that resulted in such determination and an opportunity to participate in such proceeding, either directly or through an Owner of a Bond, to a degree it deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds will be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining Outstanding after such redemption would not be included in the gross income of any Owner thereof, other than an Owner of a Bond who is a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b) of the 1954 Code. If less than all the Bonds are to be redeemed in accordance with this subsection (b), there shall be delivered to the Trustee, as a condition to such partial redemption, together with the notice of the Company pursuant to Section 9.01 of the Loan Agreement, an opinion of Bond Counsel as to the matters set forth in the preceding sentence, including a specification as to the principal amount of such partial redemption.
    (c)    The Bonds shall be subject to redemption at the option of the Company, in whole, at any time, or from time to time in part, on or after the date that is ninety (90) days prior to the maturity date of the Bonds, at the redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.
    Section 3.02.    Selection of Bonds to Be Redeemed; Purchase In Lieu of Redemption. (a) Subject to Section 2.11(c) hereof regarding DTC procedures, if less than all the Bonds shall be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate, and in the principal amount designated to the Trustee by an Authorized Company Representative or otherwise as required by this Indenture; provided, however, that if, as indicated in a certificate of an Authorized Company Representative delivered to the Trustee, the Company shall have offered to purchase all Bonds then Outstanding and less than all of such Bonds shall have been tendered to the Company for such purchase, the Trustee, at the direction of an Authorized Company Representative, shall select for redemption all such Bonds which have not been so tendered; and provided, further, that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by $5,000. If it is determined that one or more, but not all, of the $5,000 units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such $5,000 unit or units, the Owner of such Bond shall forthwith surrender such Bond to the Paying Agent for (a) payment to such Owner of the redemption price of the $5,000 unit or units of principal amount called for redemption and (b) delivery to such Owner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of such Bond. New Bonds representing the unredeemed balance of the principal amount of such Bond shall be issued to the Owner thereof, without charge therefor. If the Owner of any such Bond shall fail to present such Bond to the
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Paying Agent for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the units or units of principal amount called for redemption.
    (b)    Notwithstanding any other provision of this Indenture, at the written direction of an Authorized Company Representative, the Issuer shall cause the Bonds to be purchased in lieu of redemption in connection with any optional redemption of the Bonds. Such option shall be exercised by the Company by delivering to the Trustee a written direction on or prior to the Business Day preceding the redemption date specifying that the Bonds shall not be redeemed, but instead shall be subject to purchase pursuant to this Section. Upon delivery of such notice, the Bonds shall not be redeemed but shall instead be purchased by the Company at a purchase price equal to the redemption price at which the Bonds would have been redeemed hereunder on the date that would have been the redemption date; provided that the payment of funds from the Company in an amount equal to such purchase price shall be made to the Trustee on or prior to the redemption date. Following such purchase, the Trustee shall cause the Bonds to be registered upon the direction of the Company and deliver such Bonds as directed by the Company. No purchase of Bonds by the Company pursuant to this Section or advance or use of any moneys to effectuate any such purchase shall be deemed to be a payment or redemption of the Bonds or any portion thereof, and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by the Bonds.
    Section 3.03.    Procedure for Redemption. (a) In the event that the Trustee shall have received the notice required to be delivered to it under Section 9.01 of the Loan Agreement with respect to the redemption of Bonds, the Trustee shall give notice, in the name of the Issuer, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, and the place where amounts due upon such redemption will be payable and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds, and the portions thereof, so to be redeemed, (ii) state any condition to such redemption and (iii) state that on the redemption date, and upon the satisfaction of any such condition, the Bonds or portions thereof to be redeemed shall cease to bear interest. Such notice may set forth any additional information relating to such redemption which the Company specifies in the notice delivered by the Company to the Trustee pursuant to Section 9.01 of the Loan Agreement. Such notice shall be given by first-class mail at least thirty (30) days prior to the date fixed for redemption to the Owners of Bonds to be redeemed, to the Issuer, to the Company and to the Securities Depository and any other organizations registered with the Securities and Exchange Commission as securities depositories; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred. If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed.
    (b)    With respect to any notice of redemption of Bonds in accordance with subsection (a) of Section 3.01 hereof, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of Article VII hereof, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for
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such redemption of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, and that, if such moneys shall not have been so received, said notice shall be of no force and effect and the Issuer shall not redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall, within a reasonable time thereafter, give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.
    Section 3.04.    No Partial Redemption after Default. Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default described in clause (a) or (b) of the first paragraph of Section 8.01 hereof, there shall be no redemption of less than all of the Bonds at the time Outstanding.
Article IV

Disposition of Bond Proceeds; the Bond Fund
    Section 4.01.    Disposition of Bond Proceeds; Creation of Bond Fund. (a) The proceeds of the issuance and sale by the Issuer of the Bonds shall be applied by the Issuer as provided in Section 4.03 of the Loan Agreement.
    (b)    There is hereby created and established with the Trustee a trust fund in the name of the Issuer to be designated the “City of Forsyth, Rosebud County, Montana, Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2023 Bond Fund” (the “Bond Fund”).
    Section 4.02.    Liens. The Issuer shall not create any lien upon the Bond Fund or upon the Receipts and Revenues of the Issuer from the Loan Agreement other than the lien hereby created.
    Section 4.03.    Deposits into Bond Fund. There shall be deposited into the Bond Fund:
    (i)    the accrued interest, if any, on the Bonds to the date of delivery thereof, paid by the initial purchasers of the Bonds;
    (ii)    all payments by the Company to the Trustee pursuant to Sections 4.04 and 9.01 of the Loan Agreement, including any payments of principal of, and premium, if any, and interest on, the First Mortgage Bonds; and
    (iii)    all other moneys received by the Trustee under and pursuant to any provision of the Loan Agreement, other than Sections 5.03, 5.04 and 8.05 thereof, or from any other source when accompanied by directions of the Company that such moneys are to be paid into the Bond Fund.
    Section 4.04.    Use of Moneys in Bond Fund. Except as otherwise provided in Sections 4.06, 4.08, 5.01 and 9.04 hereof, moneys in the Bond Fund shall be used solely for the
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payment of the principal of, and premium, if any, and interest on, the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise.
    Section 4.05.    Custody of Bond Fund; Withdrawal of Moneys. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer and the Issuer hereby authorizes and directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent funds sufficient to pay the principal of, and premium, if any, and interest on, the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable.
    Section 4.06.    Bonds Not Presented for Payment. In the event any Bonds shall not be presented for payment when the principal thereof and premium, if any, thereon becomes due, either at maturity or at the date fixed for redemption thereof or otherwise or if any interest payment shall be unclaimed, if moneys sufficient to pay such Bonds or interest payment are held by the Paying Agent for the benefit of the Owners thereof, the Paying Agent shall segregate and hold such moneys in trust, without liability for interest thereon, for the benefit of Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature for the payment of the principal, premium, if any, or interest with respect to which such moneys shall be held on their part under this Indenture or such Bonds.
Any moneys which the Paying Agent shall segregate and hold in trust for the payment of the principal of, and premium, if any, or interest on, any Bond and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, upon the Company’s written request to the Paying Agent, be paid to the Company, with notice to the Trustee of such action. After the payment of such unclaimed moneys to the Company, the Owner of such Bond shall thereafter look only to the Company for the payment thereof, and all liability of the Issuer, the Trustee and the Paying Agent with respect to such moneys shall thereupon cease.
    Section 4.07.    Moneys Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund under any provision hereof and all moneys withdrawn from the Bond Fund and held by the Trustee or the Paying Agent shall be held by the Trustee or the Paying Agent, as the case may be, in trust, and such moneys (other than moneys held pursuant to Section 4.06 hereof) shall, while so held, constitute part of the Trust Estate and be subject to the lien hereof.
    Section 4.08.    Payment to the Company. Any moneys remaining in the Bond Fund after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer under this Indenture shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article VII hereto, shall be paid to the Company.
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Article V

Investments
    Section 5.01.    Investments. The moneys in the Bond Fund and any other funds or accounts established pursuant to this Indenture shall, at the direction of an Authorized Company Representative, be invested and reinvested in specified Investment Securities. Subject to the further provisions of this Section, such investments shall be made by the Trustee as directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative, such certificate to state that any such investment is permitted hereunder and can be made without violation of any provision hereof or of the Tax Certificate. In the absence of such direction from an Authorized Company Representative, the Trustee shall invest moneys in the Bond Fund in obligations or securities described in clauses (a) or (b) under the definition of Investment Securities. All profits and losses on investments shall be credited or charged to the Bond Fund, as appropriate. As and when any amounts thus invested may be needed for disbursements from the Bond Fund, the Trustee, shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such fund. As long as no Event of Default (as defined in Section 8.01 hereof) shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond Fund; provided that the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of Section 9.05 hereof.
The Trustee shall be entitled to rely on each certificate and advice delivered pursuant to the preceding paragraph and the Trustee shall have no liability with respect to any investment designated pursuant thereto or for any loss resulting from any investment or sale thereof pursuant to this Section or for any action taken pursuant to this Section that causes the Bonds to be treated as “arbitrage bonds” within the meaning of Section 148 of the Code.
The Company acknowledges that regulations of the Comptroller of the Currency grant the Company the right to receive brokerage confirmations of security transactions as they occur. The Company specifically waives such confirmations to the extent permitted by law and will receive periodic cash transaction statements from the Trustee which will detail all investment transactions.
Article VI

General Covenants and the First Mortgage Bonds
    Section 6.01.    Not General Obligations. Each and every covenant made herein by the Issuer is predicated upon the condition that the Issuer shall not in any event be liable for the payment of the principal of, or premium, if any, or interest on, the Bonds, or for the performance of any pledge, mortgage, obligation or agreement created by or arising under this Indenture or the Bonds, from any property other than the Trust Estate; and, further, that neither the Bonds nor any such obligation or agreement of the Issuer shall be construed to constitute an indebtedness of
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the Issuer within the meaning of any constitutional or statutory provision whatsoever, or as a pecuniary liability of the Issuer or a charge against its general credit or taxing power.
The Issuer shall promptly cause to be paid, solely from the sources stated herein, the principal of, and premium, if any, and interest on, every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof.
    Section 6.02.    Performance of Covenants of the Issuer; Representations. The Issuer shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The Issuer represents that it is duly authorized under the Constitution and laws of the State of Montana to issue the Bonds authorized hereby, to enter into the Loan Agreement, and to pledge and assign to the Trustee the Trust Estate and that the Bonds in the hands of the Owners thereof are and will be valid and binding obligations of the Issuer.
    Section 6.03.    Maintenance of Corporate Existence; Compliance with Laws. The Issuer shall at all times use its best efforts to maintain its corporate existence, and it shall use its best efforts to comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body known to it to be applicable to the Loan Agreement and this Indenture.
    Section 6.04.    Enforcement of Obligations of the Company; Amendments. Upon receipt of written notification from the Trustee, the Issuer shall cooperate with the Trustee in enforcing the obligation of the Company to pay or cause to be paid all the payments and other costs and charges payable by the Company under the Loan Agreement. The Issuer shall not enter into any agreement with the Company amending the Loan Agreement without the prior written consent of the Trustee and compliance with Sections 11.06 and 11.07 hereof.
    Section 6.05.    Further Instruments. The Issuer, upon the reasonable request of the Trustee, shall execute and deliver, from time to time, such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Indenture.
    Section 6.06.    No Disposition of Trust Estate. Except as permitted by this Indenture, the Issuer shall not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Trust Estate and will promptly pay or cause to be discharged or make adequate provision to discharge any lien or charge on any part thereof not permitted hereby.
    Section 6.07.    Access to Books. All books and documents in the possession of the Issuer relating to the Facilities and the moneys, revenues or receipts derived from the Facilities shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate.
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    Section 6.08.    Arbitrage and Tax Exemption Certifications and Covenants. The Issuer covenants for the benefit of the Owners from time to time of the Bonds that, so long as any of the Bonds remain Outstanding, it will not take any action, or permit to be taken any action, and that moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used or invested in a manner, which will cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code or which will otherwise cause interest on the Bonds to be includable in the gross income of the Owners thereof for purposes of federal income taxation. To such end, the Issuer has entered into the Tax Certificate. The Issuer covenants and agrees that it will comply with the Tax Certificate, as the same may be amended from time to time, in accordance with its terms. Pursuant to such covenant, the Issuer obligates itself to comply with the requirements of Section 148 of the Code, so long as any of the Bonds are Outstanding. The Issuer shall not be deemed to have violated this covenant by virtue of the fact that interest on any of the Bonds becomes includable in gross income of a Person who is a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b) of the 1954 Code.
    Section 6.09.    Notices of Trustee. The Trustee shall give notice to the Issuer and the Company whenever the Trustee is required hereby to give notice to either of them and, additionally, shall furnish to the Issuer and the Company copies of any notice by mail given by it pursuant to any provision hereof.
    Section 6.10.    Financing Statements. (a) The Issuer and the Trustee shall cooperate with the Company in the performance of its obligations under Section 6.06 of the Loan Agreement.
    (b)    In accordance with Section 6.06 of the Loan Agreement, the Trustee hereby agrees to prepare on behalf of the Company, request that the Company execute (if such execution is required for any such filing) and file in a timely manner (if received from the Company in a timely manner, if execution by the Company is necessary) any and all continuation statements as might be required by law in order to maintain the perfection of the lien of the Indenture and in order to continue the security interests granted or assigned to the Trustee under the Loan Agreement.
    (c)    Notwithstanding anything to the contrary contained herein, the Trustee shall not be responsible for any initial filings or any financing statements or the information contained therein (including the exhibits thereto), the perfection of any such security interests, or the accuracy or sufficiency of any description of collateral of such filings, and unless the Trustee shall have been notified by the Company that any such initial filing or description of collateral was or has become defective, the Trustee shall be fully protected in relying on such initial filing and descriptions in filing any financing or continuation statement or statements pursuant to this section.
    Section 6.11.    No Transfer of First Mortgage Bonds. The Trustee shall hold the First Mortgage Bonds for the benefit of the Owners of the Bonds, but subject to the terms and conditions of the Bond Delivery Agreement. The Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under this Indenture. The First Mortgage Bonds may be held by and registered in the name of the Trustee’s nominee without violating the
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provisions of the preceding sentence provided that such nominee is under the control of the Trustee and that the ability of the Trustee to perform its obligations hereunder and under the Bond Delivery Agreement will not be adversely affected thereby.
Article VII

Defeasance
    Section 7.01.    Defeasance. If the Issuer shall pay or cause to be paid to the Owner of any Bond the principal thereof, and premium, if any, and interest due and payable, and thereafter to become due and payable, thereon, or any portion thereof in the principal amount of $5,000 or any integral multiple thereof, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture. If the Issuer shall pay or cause to be paid to the Owners of all the Bonds secured hereby the principal thereof, and premium, if any, and interest due and payable, and thereafter to become due and payable, thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, then, and in that case, the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee, at the direction of the Company, shall assign, transfer and turn over to the Company the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture.
All or any portion of Outstanding Bonds or portions of Outstanding Bonds in principal amounts of $5,000 or any integral multiple thereof shall be deemed to have been paid within the meaning and with the effect expressed in this Article VII when:
    (a)    (i) in the case of the provision for payment or redemption of less than all the Bonds then Outstanding, such Bonds or portions thereof shall have been selected in accordance with Section 3.02 hereof and this Section 7.01 and (ii) in the case of a redemption, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instructions to give, on a date in accordance with the provisions of Section 3.03 hereof, notice of redemption of such Bonds or portions thereof,
    (b)    there shall have been deposited with the Trustee either:
    (i)    cash in an amount which shall be sufficient, or
    (ii)    in the case of a deposit prior to the redemption date or maturity date, as the case may be, of such Bonds or portions thereof, Government Obligations which shall not contain provisions permitting the redemption thereof at the option of the issuer and the principal of and the interest on which, when due, and without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient, in the opinion of a firm of independent certified public accountants of nationally recognized standing, a verification agent or a similar expert, to pay
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when due the principal of, and premium, if any, and interest due and to become due on, such Bonds or portions thereof;
    (c)    if Government Obligations shall have been deposited with the Trustee, there shall have been delivered to the Trustee an opinion of Bond Counsel to the effect that such deposit will not adversely affect the exclusion of interest on the Bonds from gross income for purposes of federal income taxation and all conditions precedent to the defeasance have been complied with; and
    (d)    in the event such Bonds or portions thereof do not mature and are not to be redeemed within the next succeeding 60 days, the Company shall have given the Trustee in form satisfactory to it irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.03 hereof, a notice to the Owners of such Bonds or portions thereof that the deposit required by clause (b) above has been made with the Trustee and that such Bonds or portions thereof are deemed to have been paid in accordance with this Article VII and stating such maturity or redemption date upon which moneys are to be available for the payment of the principal of, and premium, if any, and interest on, such Bonds or portions thereof.
Neither the Government Obligations nor moneys deposited with the Trustee pursuant to this Article VII nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of, and premium, if any, and interest on, such Bonds or portions thereof; provided, that any cash so deposited or received from such principal or interest payments on such Government Obligations, if not then needed for such purpose, shall, to the extent practicable, be invested in Government Obligations which meet the requirements set forth in clause (b) above and interest earned from such reinvestments shall be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.
Subject to Section 2.11(c) hereof regarding DTC procedures, if payment of less than all the Bonds is to be provided for in the manner and with the effect provided in this Article VII, the Trustee shall select the Bonds or portions of Bonds for which payment is to be provided in the manner specified by Section 3.02 hereof.
Article VIII

Default and Remedies
    Section 8.01.    Events of Default. Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default”:
    (a)    a failure to pay the principal of or premium, if any, on any of the Bonds when the same shall become due and payable at maturity, upon redemption, by declaration or otherwise;
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    (b)    a failure to pay an installment of interest on, any of the Bonds when the same shall become due and payable;
    (c)    an “Event of Default” under the Loan Agreement;
    (d)    an occurrence of a “Default” as such term is defined in Section 65 of the Mortgage;
    (e)    a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (a) and (b) of this Section 8.01) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding, unless the Trustee, or, if such notice shall have been given at the written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding, the Trustee and the Owners of a principal amount of Bonds not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued.
Upon the occurrence and continuance of an Event of Default under the Indenture, the Trustee (a) may or (b) shall, upon the written request of the Owners of not less than 25% in aggregate principal amount of Bonds then Outstanding, by notice in writing delivered to the Company with a copy of such notice being sent to the Issuer, declare the principal of all Bonds then Outstanding and the interest accrued thereon immediately due and payable, whereupon such principal and interest shall become and be immediately due and payable. Upon any such declaration of acceleration hereunder, the Trustee shall, subject to the terms of this Indenture, immediately exercise such rights as it may have as owner of the First Mortgage Bonds and under the Loan Agreement.
Any waiver of any “Default” under the Mortgage and a rescission and annulment of its consequences, including an acceleration of the bonds outstanding thereunder, shall constitute a waiver of the corresponding Event or Events of Default under this Indenture and a rescission and annulment of its consequences, including an acceleration of the Bonds and, in the event that an acceleration of the Bonds shall have been rescinded and annulled, the Trustee shall promptly give written notice of such rescission or annulment to the Issuer and the Company and shall give notice thereof by mail to all Owners of Outstanding Bonds; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.
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    Section 8.02.    Remedies. Upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee, (x) may or (y) shall, upon the written request of the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction, by notice in writing delivered to the Company with a copy of such notice being sent to the Issuer, in its own name and as the Trustee of an express trust:
    (i)    by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the Issuer or the Company to carry out any agreements with or for the benefit of the Owners of the Bonds and to perform its or their duties under the Act, the Loan Agreement, the Bond Delivery Agreement and this Indenture;
    (ii)    bring suit upon the Bonds or the First Mortgage Bonds; or
    (iii)    by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.
    Section 8.03.    Restoration to Former Position. (a) If, at any time after acceleration of the Bonds as provided in Section 8.01 any overdue installments of interest upon the Bonds, together with the reasonable and proper charges, expenses and liabilities of the Trustee, and all other sums then payable by the Issuer under the Indenture (except the principal of, and interest accrued since the next preceding Interest Payment Date on, the Bonds due and payable solely by virtue of such acceleration) shall either be paid by the Issuer or provision satisfactory to the Trustee shall be made for such payment, and all defaults under the Bonds or under the Indenture (other than the payment of principal and interest due and payable solely by reason of such acceleration) shall be made good or be secured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall be made therefor, then any such acceleration shall ipso facto be deemed to be rescinded and any such default and its consequences shall ipso facto be deemed to be annulled, but no such rescission and annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.
    (b)    In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then the Issuer, the Trustee and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.
    Section 8.04.    Owners’ Right to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture; provided the Trustee shall have received security or indemnity to its satisfaction; and provided further, that:
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    (a)    such direction shall not be in conflict with any rule of law or with this Indenture;
    (b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and
    (c)    the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by an officer or officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.
    Section 8.05.    Limitation on Owners’ Right to Institute Proceedings. No Owner of Bonds shall have any right to institute any suit, action or proceedings in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless such Owner previously shall have given to the Trustee written notice of an Event of Default as hereinabove provided and unless the Owners of not less than 25% in aggregate principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to institute such suit, action or proceeding after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, and unless there also shall have been furnished to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have complied with such request within 60 days’ time; and such notification, request and furnishing of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners of the Bonds shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners of the Bonds.
    Section 8.06.    No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner of a Bond to receive payment of the principal of, and premium, if any, and interest on, such Bond, on or after the respective due dates expressed or redemption dates provided for therein, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Owner.
    Section 8.07.    Proceedings by Trustee without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds or the production thereof at the trial or other proceedings relative thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners of the Bonds, subject to the provisions of this Indenture.
    Section 8.08.    No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee or to the Owners of the Bonds is intended to be exclusive of any other remedy or
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remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Loan Agreement, or now or hereafter existing at law or in equity or by statute.
    Section 8.09.    No Waiver of Remedies. No delay or omission of the Trustee or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default, or an acquiescence therein; and every power and remedy given by this Article VIII to the Trustee and to the Owners of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient.
    Section 8.10.    Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article VIII, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee and any other amounts owing to the Trustee under Section 9.04 hereof, shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:
    (a)    Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the Persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds at their respective rates from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and premium, if any, and interest due on such date, in each case to the Persons entitled thereto, without any discrimination or privilege.
    (b)    If the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or privilege.
    (c)    If the principal of all the Bonds shall have been declared due and payable, and if acceleration of the maturity of the Bonds by reason of such Event of Default shall
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thereafter have been rescinded or annulled under the provisions of this Article VIII, subject to the provisions of clause (b) of this Section 8.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (a) of this Section 8.10.
Whenever moneys are to be applied pursuant to the provisions of this Section 8.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such moneys, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal, premium and interest to be paid on such dates shall cease to accrue. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such date by mail to all Owners of Outstanding Bonds, and, subject to Section 2.11 hereof, shall not be required to make payment to any Owner of a Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.
    Section 8.11.    Severability of Remedies. It is the purpose and intention of this Article VIII to provide rights and remedies to the Trustee and the Owners of the Bonds which may be lawfully granted under the provisions of the Act, but should any right or remedy herein granted be held to be unlawful, the Trustee and the Owners of the Bonds shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.
Article IX

Trustee; Paying Agent; Registrar
    Section 9.01.    Acceptance of Trusts. The Trustee hereby accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article IX, to all of which the Issuer agrees and the respective Owners of the Bonds agree by their acceptance of delivery of any of the Bonds.
    Section 9.02.    No Responsibility for Recitals. The recitals, statements and representations contained in this Indenture or in the Bonds, save only the Trustee’s certificate of authentication upon the Bonds, shall not be taken and construed as made by or on the part of the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof or for the validity or sufficiency of this Indenture, the Loan Agreement, the Bond Delivery Agreement or the First Mortgage Bonds, or the perfection or the maintenance of the perfection of any security interest granted hereby or for the validity or the priority of the lien of the Mortgage.
    Section 9.03.    Limitations on Liability. The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent, receiver or employee selected by it with reasonable care and the advice
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of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and reliance thereon. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own negligence or willful misconduct.
    Section 9.04.    Compensation, Expenses and Advances. The Trustee, the Paying Agent and the Registrar under this Indenture shall be entitled to reasonable compensation for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including counsel fees) reasonably incurred in connection therewith, except as a result of their negligence or willful misconduct. If the Issuer shall fail to perform any of the covenants or agreements contained in this Indenture, other than the covenants or agreements in respect of the payment of the principal of, and premium, if any, and interest on, the Bonds, the Trustee may, in its discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the Issuer, but the Trustee shall be under no obligation so to do; and any and all such advances may bear interest at a rate per annum equal to the prime lending rate of the Trustee then in effect; but no such advance shall operate to relieve the Issuer from any default hereunder. In Section 5.03 of the Loan Agreement, the Company has agreed that it will pay to the Trustee, the Paying Agent and the Registrar such compensation and reimbursement of expenses and advances, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. In Section 5.04 of the Loan Agreement the Company has agreed to indemnify the Trustee to the extent stated therein. If the Company shall have failed to make any payment due to the Trustee under Section 5.03 or 5.04 of the Loan Agreement, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners of the Bonds, for the payment of its compensation and the reimbursement of its expenses and any advances made by it and for payment of its indemnities, as provided in this Section 9.04, upon the moneys and obligations in the Bond Fund, except for moneys or obligations deposited with or paid to the Trustee for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article VII hereof and funds held pursuant to Section 4.06 hereof.
    Section 9.05.    Notice of Events of Default, Etc. The Trustee shall not be required to take notice, or be deemed to have notice, (a) of any default or Event of Default under this Indenture other than an Event of Default under clause (a) or (b) of the first paragraph of Section 8.01 hereof or (b) of any declaration of acceleration of the First Mortgage Bonds, any waiver of any “Default” under the Mortgage or any rescission or annulment of its consequences, unless specifically notified in writing of such default, Event of Default, Default, declaration, waiver, rescission or annulment by the Company, the Mortgage Trustee or the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.
    Section 9.06.    Action by Trustee. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or
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other proceeding in connection therewith, unless requested in writing so to do by the Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it; but the foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from the Owners of the Bonds, or without such security or indemnity. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
    Section 9.07.    Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, telex or facsimile transmission, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document, or upon telephonic instructions to the extent the giving of telephonic instructions is specifically authorized by this Indenture, in any case which the Trustee shall in good faith believe to be genuine and to have been passed, signed or given by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture, the Loan Agreement, the Bond Delivery Agreement or the Mortgage, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements or opinions contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements or opinions. Neither the Trustee nor the Paying Agent shall be bound to recognize any Person as an Owner of a Bond or to take any action at his request unless his Bond shall be deposited with such entity or satisfactory evidence of the ownership of such Bond shall be furnished to such entity.
The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in principal amount of the Outstanding Bonds, given pursuant to Section 8.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate of an Authorized Company Representative. Whenever in the administration of this Indenture, the Loan Agreement or the Bond Delivery Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein or therein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Company Representative.
    Section 9.08.    Dealings in Bonds and with the Issuer and the Company. The Trustee, the Paying Agent or the Registrar in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds, or any first mortgage bonds issued under the Mortgage, and may
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join in any action which any Owner of a Bond may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent or the Registrar, in its individual capacity, either as principal, agent or trustee, may also engage in or be interested in any financial or other transaction with the Issuer or the Company, and may act as depositary, trustee, or agent for any committee or body of Owners of the Bonds or other obligations of the Issuer or the Company as freely as if it did not act in any capacity hereunder.
    Section 9.09.    Construction of Indenture. The Trustee may construe any of the provisions of this Indenture insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners of the Bonds.
    Section 9.10.    Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing any instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the Issuer and the Company, not less than 60 days before the date specified in such instrument when such resignation shall take effect, and by giving notice of such resignation by mail, not less than 30 days prior to such resignation date, to all Owners of Bonds. Such resignation shall take effect on the day specified in such instrument and notice, unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such successor Trustee, but in no event shall a resignation take effect earlier than the date on which a successor Trustee has been appointed.
    Section 9.11.    Removal of Trustee. The Trustee may be removed at any time by filing with the Trustee so removed, and with the Issuer, the Company (in the case of clause (i) hereof) and the Registrar, an instrument or instruments in writing executed by (i) the Owners of not less than a majority in principal amount of the Bonds then Outstanding or (ii) the Company, as long as no event of default under the Loan Agreement shall have occurred and be continuing. Such instrument or instruments shall also either (x) appoint a successor or (y) in the case of clause (i) hereof, consent to the appointment by the Company of a successor and be accompanied by an instrument of appointment by the Company of such successor. In no event shall a removal take effect earlier than the date on which a successor Trustee has been appointed and has accepted its appointment.
    Section 9.12.    Appointment of Successor Trustee. In case at any time the Trustee shall be removed, or be dissolved, or if its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency or bankruptcy, or for any other reason, then a vacancy shall forthwith and ipso facto exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed by filing with the Issuer and the Company (in the case of clause (a) hereof) an instrument in writing executed by (a) the Owners of not less than a majority in principal amount of Bonds then Outstanding or (b) the Company, as long as no event of default under the Loan Agreement shall have occurred and be continuing. Copies of such instrument shall be promptly delivered by the Issuer or the Company, as applicable, to the predecessor Trustee and to the Trustee so appointed.
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After any appointment by the Company, it shall cause notice of such appointment to be given by mail to all Owners of Bonds. Any new Trustee appointed by the Company shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided.
    Section 9.13.    Qualifications of Trustee. Every Trustee (a) shall be a bank or trust company duly organized and in good standing under the laws of the United States or any state or territory thereof, authorized by law to perform all the duties imposed upon it by this Indenture and subject to examination by a federal or state authority, (b) shall have a combined capital stock, surplus and retained earnings of at least $75,000,000 and (c) shall be permitted under the Act to perform the duties of a Trustee, if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms.
    Section 9.14.    Judicial Appointment of Successor Trustee. In case at any time the Trustee shall have given notice of its resignation and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee; provided, that the Company shall pay or reimburse the Trustee for all associated expenses of such application. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article IX within six months a vacancy shall have occurred in the office of Trustee pursuant to Section 9.12 hereof or after the giving by the Trustee of its notice of resignation, any Owner of a Bond may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
    Section 9.15.    Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and subject to the provisions of Section 9.04 hereof and to the prior claim provided for therein, such predecessor Trustee shall pay over to the successor Trustee all moneys and other assets at the time held by it hereunder.
    Section 9.16.    Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Trustee hereunder shall be a party or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.
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    Section 9.17.    Standard of Care. Notwithstanding any other provisions of this Article IX, the Trustee shall, during the existence of an Event of Default of which the Trustee by Section 9.05 hereof is required to take notice and is deemed to have notice or any other Event of Default of which the Trustee has been specifically notified in accordance with Section 9.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of his own affairs. Except during the existence of such Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable for any error of judgment made in good faith by an officer thereof, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.
    Section 9.18.    Notice of Event of Default. If any default or Event of Default under this Indenture occurs of which the Trustee by Section 9.05 hereof is required to take notice and deemed to have notice, or any other default or Event of Default under this Indenture occurs of which the Trustee has been specifically notified in accordance with Section 9.05 hereof, and any such default or Event of Default under this Indenture shall continue for at least thirty (30) Business Days after the Trustee acquires or is deemed to have such notice thereof, the Trustee shall promptly give notice thereof by mail to all Owners of Outstanding Bonds.
    Section 9.19.    Intervention in Litigation of the Issuer. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by Owners of at least 25% in aggregate principal amount of the Bonds then Outstanding if permitted by the court having jurisdiction in the premises.
    Section 9.20.    Paying Agent. The Trustee shall be the initial Paying Agent. The Company may appoint any other Paying Agent for the Bonds, subject to the conditions set forth in Section 9.21 hereof. The Paying Agent (if other than the Trustee) shall designate to the Issuer, the Trustee and the Company its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee and the Company under which the Paying Agent will agree, particularly:
    (a)    to hold all sums held by it for the payment of the principal of, premium, if any, or interest on, the Bonds in trust for the benefit of the Owners of the Bonds until such sums shall be paid to such Owners of the Bonds or otherwise disposed of as herein provided;
    (b)    to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times; and
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    (c)    at any time during the continuance of any default under Section 8.01(a) or (b) hereof, upon the written request of the Trustee to forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds derived from the sources specified in Section 4.03 hereof will be made available for the payment when due of the Bonds as presented at the Principal Office of the Paying Agent.
    Section 9.21.    Qualifications of Paying Agent; Resignation; Removal. The Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Company and the Trustee. The Paying Agent may be removed at any time at the direction of the Company by an instrument, signed by an Authorized Company Representative, filed with the Paying Agent and the Trustee.
In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.
In the event that the Company shall fail to appoint a Paying Agent hereunder, or in the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Company of the Paying Agent or successor Paying Agent, as the case may be.
    Section 9.22.    Registrar. The Trustee shall be the initial Registrar. The Company shall appoint any other Registrar for the Bonds, subject to the conditions set forth in Section 9.23 hereof. The Registrar (if other than the Trustee) shall designate to the Issuer and the Trustee its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee and the Company under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.
The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available for exchange and registration of transfer at the Principal Office of the Registrar.
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    Section 9.23.    Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee and the Company. The Registrar may be removed at any time, at the direction of the Company, by an instrument, signed by an Authorized Company Representative, filed with the Registrar and the Trustee.
In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.
In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Company of the Registrar or successor Registrar, as the case may be.
    Section 9.24.    Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent and the Registrar and in any other combination of such capacities, to the extent permitted by law.
    Section 9.25.    Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of Montana) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, the Loan Agreement, the Bond Delivery Agreement or the Mortgage, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.25 are adapted to these ends.
In the event that the Trustee shall appoint an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such remedies, powers and rights, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it
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such estates, property, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee or a new separate or co-trustee.
Article X

Execution of Instruments by Owners and
Proof of Ownership of Bonds
    Section 10.01.    Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of Bonds in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership or former ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:
    (a)    the fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner reasonably acceptable to the Trustee; or
    (b)    the ownership or former ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.07 hereof.
Nothing contained in this Article X shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of any Bond or Bonds issued in lieu thereof or on registration of transfer thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.
Article XI

Modification of This Indenture
and the Loan Agreement
    Section 11.01.    Limitations. Neither this Indenture nor the Loan Agreement shall be modified or amended in any respect subsequent to the first issuance of the Bonds except as provided in and in accordance with and subject to the provisions of this Article XI and
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Section 6.04 hereof. The Trustee shall not be obligated to enter into or consent to any supplemental indenture or any modification, alteration, amendment or supplement to the Loan Agreement which affects the rights, duties, liabilities or immunities of the Trustee hereunder.
    Section 11.02.    Supplemental Indentures without Consent of Owners. The Issuer may, and the Trustee shall, from time to time and at any time, without the consent of or notice to the Owners of the Bonds, enter into supplemental indentures as follows:
    (a)    to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;
    (b)    to grant to or confer or impose upon the Trustee for the benefit of the Owners of the Bonds any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect;
    (c)    to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;
    (d)    to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Receipts and Revenues of the Issuer from the Loan Agreement or of any other moneys, securities or funds;
    (e)    to authorize a different denomination or denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different denominations, redemptions of portions of Bonds of particular denominations and similar amendments and modifications of a technical nature;
    (f)    to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;
    (g)    to effect changes in the Indenture so as to secure or maintain ratings from nationally recognized statistical rating organization, which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of, and premium, if any, and interest on, the Bonds as provided in this Indenture or otherwise adversely affect the Owners under this Indenture;
    (h)    to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Owners of the Bonds and which does not involve a change described in clause (i), (ii), (iii) or (iv) of Section 11.03(a) hereof; or
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    (i)    to modify, alter, amend or supplement this Indenture in any respect which does not result in a reduction in the then-current rating on the Bonds from any rating agency that, at the time, has a rating on the Bonds.
Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section 11.02, there shall have been delivered to the Trustee an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.
    Section 11.03.    Supplemental Indentures with Consent of Owners. (a) Except for any supplemental indenture permitted to be entered into pursuant to Section 11.02 hereof without the consent of the Owners of the Bonds, subject to the terms and provisions contained in this Section 11.03, the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding, which would be adversely affected thereby, shall have the right from time to time to consent to and approve the execution and delivery by the Issuer and the Trustee of any supplemental indenture deemed necessary or desirable by the Issuer or the Trustee for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds then Outstanding which would be adversely affected thereby, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times or currency of payment of the principal of, or premium, if any, or interest on, any Outstanding Bond or a reduction in the principal amount or redemption price of, or rate of interest on, any Outstanding Bond, or (ii) the creation of a claim or lien upon, or a pledge of, the Receipts and Revenues of the Issuer from the Loan Agreement and other moneys pledged to secure the Bonds ranking prior to or on a parity with the claim, lien or pledge created by this Indenture, or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such supplemental indenture or which is required, under Section 11.07 hereof, for any modification, alteration, amendment, or supplement to the Loan Agreement.
    (b)    If at any time the Issuer shall request the Trustee to enter into any supplemental indenture for any of the purposes of this Section 11.03, the Trustee shall cause notice of the proposed supplemental indenture to be given by mail to all Owners of Outstanding Bonds. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners of Bonds.
    (c)    Within two years after the date of the mailing of such notice, the Issuer and the Trustee may enter into such supplemental indenture in substantially the form described in such notice only if there shall have first been delivered to the Trustee (i) the required consents, in writing, of the Owners of the Bonds and (ii) an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms and, upon the execution and delivery thereof, will be valid and binding
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upon the Issuer in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.
    (d)    If Owners of not less than the percentage of Bonds required by this Section 11.03 shall have consented to and approved the execution and delivery thereof as herein provided, no Owner of the Bonds shall have any right to object to the execution and delivery of such supplemental indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer or the Trustee from executing and delivering the same or from taking any action pursuant to the provisions thereof.
    (e)    Subject to the terms and provisions contained in Section 11.01 hereof and in this subsection (e) of Section 11.03, the Owners of all the Bonds at any time Outstanding shall have the right, and the Issuer and the Trustee by their execution and delivery of this Indenture hereby expressly confer upon such Owners the right, to modify, alter, amend or supplement this Indenture in any respect, including without limitation in respect of the matters described in clauses (i), (ii), (iii) and (iv) of the proviso contained in subsection (a) of this Section 11.03, by delivering to the Issuer, the Trustee and the Company a written instrument or instruments, executed by or on behalf of such Owners, containing a form of supplemental indenture which sets forth such modification, alterations, amendments and supplements, and, upon the expiration of a sixty (60) day period commencing on the date of such delivery during which no notice of objection shall have been delivered by the Issuer, the Trustee or the Company to such Owners at an address specified in such written instrument, such supplemental indenture shall be deemed to have been approved and confirmed by the Issuer and the Trustee, to the same extent as if actually executed and delivered by the Issuer and the Trustee, and to have been approved in writing by the Company, and such supplemental indenture shall thereupon become and be for all purposes in full force and effect without further action by the Issuer, the Trustee or the Company. The foregoing provisions are, however, subject to the following conditions:
    (i)    no such supplemental indenture shall in any way affect the limited nature of the obligations of the Issuer under this Indenture as set forth in Sections 2.04 and 6.01 hereof or shall adversely affect any of the rights of the Issuer or the Trustee hereunder without the written consent of the Issuer or the Trustee, as applicable;
    (ii)    no such supplemental indenture shall be to the prejudice of the Paying Agent or the Registrar; and
    (iii)    there shall have been delivered to the Issuer, the Trustee and the Company an opinion of Bond Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, will, upon the expiration of the aforesaid sixty (60) day period, be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exemption from federal income taxation of interest on the Bonds.
    Section 11.04.    Effect of Supplemental Indenture. Upon the execution and delivery of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be, and
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be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Owners of Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.
    Section 11.05.    Consent of the Company. Anything herein to the contrary notwithstanding, no supplemental indenture shall become effective unless and until the Company shall have or shall be deemed to have consented thereto in writing.
    Section 11.06.    Amendment of Loan Agreement without Consent of Owners. Without the consent of or notice to the Owners of the Bonds, the Issuer and the Company may modify, alter, amend, or supplement the Loan Agreement, and the Trustee may consent thereto, (a) as may be required by the provisions of the Loan Agreement and this Indenture, (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, (c) in connection with any other change therein which is not materially adverse to the Owners of the Bonds or (d) to secure or maintain ratings from nationally recognized statistical rating organization, which changes will not restrict, limit or reduce the obligation of the Issuer to pay the principal of, and premium, if any, and interest on, the Bonds as provided in this Indenture or otherwise adversely affect the Owners under this Indenture. A revision of Exhibit A to the Loan Agreement shall not be deemed a modification, alteration, amendment or supplement to the Loan Agreement, or to this Indenture, for any purpose of this Indenture.
Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Loan Agreement pursuant to this Section 11.06, there shall be delivered to the Issuer and the Trustee an opinion of Bond Counsel stating that such modification, alteration, amendment or supplement is authorized or permitted by this Indenture, the Loan Agreement and the Act, complies with their respective terms, will, upon the execution and delivery thereof, be valid and binding upon the Issuer and the Company in accordance with its terms and will not adversely affect the exemption of interest on the Bonds from federal income taxation.
    Section 11.07.    Amendment of Loan Agreement with Consent of Owners. Except in the case of modifications, alterations, amendments or supplements referred to in Section 11.06 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any amendment, change or modification of the Loan Agreement without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding which would be adversely affected thereby, given and procured as provided in Section 11.03 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding which would be adversely affected thereby, nothing in this Section 11.07 contained shall permit, or be construed as permitting, a change in the obligations of the Company under Section 4.04, 5.01 or 9.01 of the Loan Agreement. If at any time the Issuer or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 11.03 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Principal Office of the
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Trustee for inspection by all Owners of Bonds. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement subject to the same conditions, including the delivery of the documents required in, and with the same effect as provided in Section 11.03 hereof with respect to supplemental indentures.
    Section 11.08.    Irrevocable Consent. Any consent given pursuant to the provisions of this Article by any Owner of a Bond shall be irrevocable, and shall be conclusive and binding upon all future Owners of the same Bond delivered upon transfer thereof or in exchange therefor or in replacement thereof.
Article XII

Miscellaneous
    Section 12.01.    Successors of the Issuer. In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.
    Section 12.02.    Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation other than the Issuer, the Company, the Trustee, the Paying Agent and the Owners of the Bonds any right, remedy or claim under or by reason of this Indenture, or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Company, the Trustee, the Paying Agent and the Owners of the Bonds.
    Section 12.03.    Severability. In case any one or more of the provisions of this Indenture or of the Bonds shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture or of the Bonds, and this Indenture and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.
    Section 12.04.    No Personal Liability of Officials of the Issuer. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any elected or appointed official, officer, agent, servant or employee of the Issuer in his or her individual capacity, and neither the members of the governing body of the Issuer nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.
    Section 12.05.    Model Public Obligations Registration Act of Montana. The Issuer hereby authorizes the Trustee to do all things authorized by the Model Public Obligations Registration Act of Montana Part 11, Chapter 5, Title 17 of the Montana Code Annotated, in connection with the registration of the Bonds. The preceding sentence shall not be construed as imposing any
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obligations on the Trustee not otherwise provided for herein. For the purposes of the Model Public Obligations Registration Act of Montana, this Indenture shall constitute a “system of registration” as that term is defined in said act.
    Section 12.06.    Bonds Owned by the Issuer or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company (unless the Issuer, the Company or such Person owns all Bonds which are then Outstanding, determined without regard to this Section 12.06) shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee actually knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee is not the Issuer or the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be afforded full protection to the Trustee.
    Section 12.07.    Counterparts. This Indenture may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Indenture.
    Section 12.08.    Governing Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Montana.
    Section 12.09.    Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests, directions, requisitions or other communications by the Issuer, the Company, the Trustee, the Paying Agent or the Registrar or the Owners of the Bonds pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, addressed as follows: If to the Issuer, at City Hall, Forsyth, Montana 59327, Attention: Mayor; if to the Company, at 3010 West 69th Street, Sioux Falls, South Dakota 57108, Attention: Treasurer; if to the Trustee, at U.S. Bank Global Corporate Trust, Attn: Bondholder Services, 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1402; if to the Paying Agent or the Registrar, at its Principal Office; and if to the Owners of the Bonds, at the addresses shown on the registration books kept by the Registrar. A copy of each notice, certificate, request or other communication given hereunder to the Issuer, the Company or the Trustee shall also be given to the others. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.
The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”)
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and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer, whenever a person is to be added or deleted from the listing. If the Issuer and/or the Company, as applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Issuer and the Company understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer or an Authorized Company Representative, as applicable, have been sent by such Authorized Officer or an Authorized Company Representative, as applicable. The Issuer and the Company shall be responsible for ensuring that only Authorized Officers or Authorized Company Representatives, as applicable, transmit such Instructions to the Trustee and that the Issuer, the Company and all Authorized Officers and Authorized Company Representatives, are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer and/or the Company, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction.  The Issuer and the Company agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Issuer and/or the Company, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.
    Section 12.10.    Holidays. If the last day of any period of grace, or the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a Saturday, Sunday, public holiday or day on which banking institutions located in the city in which is located the Principal Office of the Trustee or the Paying Agent are required or authorized by law or executive order to remain closed, the last day of such period of grace shall be deemed to be, and such payment may be made or act performed or right exercised, on the next succeeding day not such a Saturday, Sunday, public holiday or day on which such banking institutions are required or authorized by law or executive order to remain closed with the same force and effect as if done on the nominal date provided in this Indenture, and no interest shall accrue for the period after such nominal date.

(Signature page follows.)

    -45-    Indenture of Trust

In Witness Whereof, the City of Forsyth, Rosebud County, Montana, by order of its governing body, has caused this Indenture to be executed by its Mayor and its official seal to be impressed hereon and attested by its City Clerk, and U.S. Bank Trust Company, National Association, as Trustee, has caused this Indenture to be executed in its behalf by one of its Vice Presidents, all as of the day and year first above written.
City of Forsyth, Rosebud County, Montana
By     /s/ Dennis Kopitzke
     Mayor
Attest:
/s/ Sandra Donley
City Clerk
U.S. Bank Trust Company, National Association, as Trustee
By     /s/ Brandon Elzinga
     Vice President

    -46-    Indenture of Trust

Exhibit A
[Form of Bond]
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the City or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. _______    $144,660,000
United States of America
State of Montana
City of Forsyth, Rosebud County, Montana
Pollution Control Revenue Refunding Bond
(NorthWestern Corporation Colstrip Project)
Series 2023

Interest Rate	Maturity Date	Issue Date	CUSIP
3.875%	July 1, 2028	June 29, 2023	346668 DN3
Registered Owner: ___________________________________________________________
Principal Amount:     Dollars
The City of Forsyth, Rosebud County, Montana, a municipal corporation and political subdivision organized and existing under the Constitution and laws of the State of Montana (the “City”), for value received, hereby promises to pay (but only out of the Receipts and Revenues of the Issuer from the Loan Agreement (as hereinafter defined) and other moneys pledged therefor) to the registered owner identified above, or registered assigns, on the Maturity Date stated above unless this Bond shall have been called for redemption and payment of the redemption price shall have been duly made or provided for, upon the presentation and surrender hereof, the principal amount identified above and to pay (but only out of the Receipts and Revenues of the Issuer from the Loan Agreement and any other moneys pledged therefor) interest on said principal sum, until payment of said principal sum has been made or duly provided for, at the interest rate per annum set forth above on each Interest Payment Date (defined below), from the Interest Payment Date next preceding the date of authentication of this
    A-1    Indenture of Trust

Bond, unless such date of authentication shall be an Interest Payment Date to which interest on this Bond has been paid or duly provided for, in which case this Bond shall bear interest from such date of authentication, or unless this Bond is authenticated prior to the first Interest Payment Date, in which case this Bond shall bear interest from the Issue Date stated above; provided that (i) Bonds authenticated on a date which is subsequent to a Record Date for the payment of interest and prior to the related Interest Payment Date shall bear interest from such Interest Payment Date, and (ii) if, as shown by the records of the hereinafter defined Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for or upon the registration of transfer of Bonds shall bear interest from the date to which interest has been paid in full on the Bonds or duly provided for or, if no interest has ever been paid on the Bonds or duly provided for, from the Issue Date, except as the provisions hereinafter set forth with respect to redemption prior to maturity may become applicable hereto; and to pay interest on overdue principal and, to the extent permitted by law, on overdue premium, if any, and interest at the rate borne by this Bond; principal of and premium, if any, on this Bond being payable to the registered owner hereof at the designated corporate trust office of U.S. Bank Trust Company, National Association, as Paying Agent, or its successor (the “Paying Agent”), and payment of the interest alone being made to the registered owner hereof by check mailed to such registered owner hereof at his address as it appears on the registration books of the City on the close of business on the 15th day (whether or not a Business Day) next preceding each Interest Payment Date or at such other address as is furnished in writing by such registered owner to U.S. Bank Trust Company, National Association, as Registrar, or its successor (the “Registrar”) at least 15 days prior to such Interest Payment Date, provided that the registered owners of $1,000,000 or more in aggregate principal amount of Bonds, upon at least 15 days’ prior written notice to the Paying Agent, may direct that all payments of interest be made to such owners on each payment date by wire transfer to their accounts with commercial banks in the United States of America in accordance with instructions set forth in such notices. Each such notice shall be effective until otherwise modified or rescinded by written notice given to the Paying Agent at least 15 days prior to an Interest Payment Date. Each Bond must be presented or surrendered to the Paying Agent for final payment of principal and premium, if any, whether at maturity or upon redemption prior to maturity. Payment of the principal of, and premium, if any, and interest on, the Bonds shall be payable in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts. Interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.
“Interest Payment Date” means each January 1 and July 1, commencing January 1, 2024.
This Bond and all other Bonds of the issue of which it forms a part shall not constitute an indebtedness of the City or a loan of credit thereof within the meaning of any constitutional or statutory provision, nor constitute or give rise to a pecuniary liability of the City or a charge against its general credit or taxing powers.
This Bond is one of the duly authorized Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2023, of the City, aggregating $144,660,000 in principal amount (the “Bonds”), issued under and pursuant to Sections 90-5-101 to 90-5-114, inclusive, Montana Code Annotated, as amended (the “Act”), and the Indenture of Trust, dated
    A-2    Indenture of Trust

as of June 1, 2023 (the “Indenture”), between the City and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), for the purpose of providing for the payment of a portion of certain revenue bonds upon their redemption issued by the City to refinance the costs to The Montana Power Company, the predecessor in interest to NorthWestern Corporation, a Delaware corporation (the “Company”), of certain pollution control and solid waste disposal facilities (such pollution control and solid waste disposal facilities being hereinafter referred to as the “Facilities”) located at Units Nos. 3 and 4 of the Colstrip Generating Station, in Rosebud County, Montana (the “Project”). Pursuant to the Loan Agreement, dated as of June 1, 2023 (the “Loan Agreement”), between the City and the Company, the proceeds of the Bonds, other than accrued interest paid by the initial purchasers thereof, have been loaned to the Company. The obligation of the Company to repay such loan is secured by the Company’s first mortgage bonds (the “First Mortgage Bonds”) issued to the Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945, from the Company to, collectively, The Bank of New York Mellon and Mary Miselis, as Mortgage Trustee, as heretofore and hereafter amended and supplemented (the “Mortgage”), and delivered to the Trustee pursuant to the Bond Delivery Agreement, dated as of June 1, 2023, between the Trustee and the Company.
The Bonds are equally and ratably secured, to the extent provided in the Indenture, by the pledge thereunder of the “Receipts and Revenues of the Issuer from the Loan Agreement,” which term is used herein as defined in the Indenture and which as therein defined means all moneys paid or payable to the City by the Company in respect of the principal of, and premium, if any, and interest on, the Bonds pursuant to Sections 4.04 and 9.01 of the Loan Agreement and the First Mortgage Bonds, and all receipts of the Trustee which, under the provisions of the Indenture, reduce the amount of such payments. The City has also pledged and assigned to the Trustee as security for the Bonds all other rights and interests of the City under the Loan Agreement (other than its rights to indemnification and certain administrative expenses and certain other rights).
The Bonds are limited obligations of the City payable solely out of the Receipts and Revenues of the Issuer from the Loan Agreement. No registered owner of this Bond has the right to compel any exercise of the taxing power of the City to pay this Bond or the interest or premium, if any, hereon, and this Bond shall not constitute an indebtedness of the City or a loan of credit thereof within the meaning of any constitutional or statutory provisions nor shall any of the Bonds constitute or give rise to a pecuniary liability of the City or a charge against its general credit or taxing powers.
The transfer of this Bond shall be registered upon the registration books kept at the Principal Office of the Registrar, at the written request of the registered owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with a written instrument of transfer satisfactory to the Registrar duly executed by the registered owner or his duly authorized attorney.
The Bonds shall be deliverable in the form of fully registered Bonds without coupons in the denomination of $5,000 or any integral multiple thereof (the “Authorized Denomination”).
    A-3    Indenture of Trust

In the manner and with the effect provided in the Indenture, the Bonds may be redeemed prior to maturity, as follows:
    (a)    The Bonds shall be subject to redemption by the City, in whole or in part, at any time at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest to the redemption date on the ninetieth day (or such earlier date as may be designated by the Company) after a Determination of Taxability, but in no case more than ninety (90) days after such determination. Subject to the foregoing provisions of this Section 3.01(a), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the City and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds.  Any such partial redemption shall be in such amount as is necessary to accomplish such result.
    (b)    The Bonds shall be subject to mandatory redemption by the City, at the principal amount thereof plus accrued interest to the redemption date, on the 90th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency, to the effect that, as a result of a failure by the Company to perform or observe any covenant, agreement or warranty contained in the Loan Agreement or any similar agreement of the Company relating to the Prior Bonds or to any bonds of the City which were refunded, directly or indirectly, by the Prior Bonds, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than as a result of any Owner of a Bond being a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b) of the 1954 Code. No determination by any court or administrative agency shall be considered final for the purposes of this subsection (b) unless the Company shall have been given timely notice of the proceeding that resulted in such determination and an opportunity to participate in such proceeding, either directly or through an Owner of a Bond, to a degree it deems sufficient and until the conclusion of any appellate review sought by any party to such proceeding or the expiration of the time for seeking such review. The Bonds will be redeemed either in whole or in part in such principal amount that the interest payable on the Bonds remaining Outstanding after such redemption would not be included in the gross income of any Owner thereof, other than an Owner of a Bond who is a “substantial user” of the Facilities or a “related person” within the meaning of Section 103(b) of the 1954 Code. If less than all the Bonds are to be redeemed in accordance with this subsection (b), there shall be delivered to the Trustee, as a condition to such partial redemption, together with the notice of the Company pursuant to Section 9.01 of the Loan Agreement, an opinion of Bond Counsel as to the matters set forth in the preceding sentence, including a specification as to the principal amount of such partial redemption.
    (c)    The Bonds shall be subject to redemption at the option of the Company, in whole, at any time, or from time to time in part, on or after the date that is ninety (90) days prior to the maturity date of the Bonds, at the redemption price equal to 100% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date.
    A-4    Indenture of Trust

If less than all of the Bonds shall be called for redemption, the particular Bonds and $5,000 units thereof to be redeemed shall be selected by the Trustee, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate, and in the principal amount designated to the Trustee by the Company or otherwise as required by the Indenture; provided, however, that if the Company shall have offered to purchase all Bonds then outstanding and less than all outstanding Bonds shall have been tendered to the Company for such purchase, the Trustee, at the direction of the Company, shall select for redemption all Bonds which shall not have been so tendered.
In the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the City, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price and the place where amounts due upon such redemption will be payable and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds, and the portions thereof, so to be redeemed, (ii) state any condition to such redemption, and (iii) state that on the redemption date, and upon satisfaction of any such condition, the Bonds or portions thereof to be redeemed shall cease to bear interest. Such notice shall be given by first-class mail at least 30 days prior to the date fixed for redemption to the owners of the Bonds to be redeemed at the addresses shown on the registration books kept by the Registrar; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred.
With respect to any notice of redemption of Bonds in accordance with clause (a) of the third preceding paragraph, unless, upon the giving of such notice, such Bonds shall be deemed to have been paid within the meaning of the Indenture, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, and premium, if any, and interest on, such Bonds to be redeemed, and that, if such moneys shall not have been so received, said notice shall be of no force and effect and the City shall not redeem such Bonds. In the event that such notice of redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall, within a reasonable time thereafter, give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.
If a notice of redemption shall be unconditional, or if the conditions of a conditional notice of redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment such Bonds shall be redeemed. All Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with the Indenture shall cease to bear interest on the specified redemption date and shall thereafter cease to be entitled to any lien, benefit or security under the Indenture.
The owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.
    A-5    Indenture of Trust

With certain exceptions as provided therein, the Indenture and the Loan Agreement may be modified or amended only with the consent of the Company and the owners of not less than a majority in aggregate principal amount of all Bonds outstanding under the Indenture which would be adversely affected thereby.
Reference is hereby made to the Indenture, the Loan Agreement and the Bond Delivery Agreement, copies of which are on file with the Trustee, and the First Mortgage Bonds, which are held by the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the City, the Company, the Trustee and the owners of the Bonds, including provisions relating to acceleration under certain circumstances. The owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture, the Loan Agreement, the Bond Delivery Agreement and the First Mortgage Bonds.
The City, the Trustee, the Registrar and the Paying Agent may deem and treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the City, the Trustee, the Registrar nor the Paying Agent shall be affected by any notice to the contrary.
No covenant or agreement contained in this Bond or the Indenture shall be deemed to be the covenant or agreement of any elected or appointed official, officer, agent, servant or employee of the City in his individual capacity, and no such person shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.
Initially capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Indenture.
It Is Hereby Certified, Recited and Declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law, and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the City, does not exceed or violate any constitutional or statutory limitation of indebtedness.
This Bond shall not be entitled to any security or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the execution by the Trustee of the certificate of authentication inscribed hereon.
In Witness Whereof, the City of Forsyth, Rosebud County, Montana, has caused this Bond to be executed with the manual or facsimile signature of its Mayor and attested by the manual
    A-6    Indenture of Trust

or facsimile signature of its City Clerk and its corporate seal or a facsimile thereof to be impressed or imprinted hereon all as of the Issue Date.
City of Forsyth, Rosebud County, Montana
By
     Mayor
Attest:

City Clerk
[Seal]

    A-7    Indenture of Trust

[Form of Trustee’s Certificate]
Certificate of Authentication
This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture of Trust.

    U.S. Bank Trust Company, National Association, as Trustee
Date of registration and authentication:
        By
         Authorized Officer

    A-8    Indenture of Trust

[Form of Assignment]
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common TEN ENT — as tenants by the entirety JT TEN — as joint tenants with right of survivorship and not as tenants in common	UNIF TRANS MIN ACT— ________ Custodian ________ (Cust) (Minor) under Uniform Transfer to Minors Act of _________________________________ (State)
Additional abbreviations may also be used though not in the above list.
For Value Received ___________________________________ hereby sells, assigns and transfers unto
Please Insert Social Security or
Other Identifying Number of Assignee

______________________________________________________________________________
(Please Print or Typewrite Name and Address of Assignee)
the Bond of the City of Forsyth, Rosebud County, Montana, and does hereby irrevocably constitute and appoint _____________________________ Attorney to register the transfer of said Bond on the books kept for registration thereof, with full power of substitution in the premises.
Dated:_________________________    Signature:________________________
Signature Guaranteed:
_________________________________
Notice:    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.
    A-9    Indenture of Trust

Notice:    The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.
    A-10    Indenture of Trust